As filed with the Securities and Exchange Commission on March 26, 2013
                 Registration Statement No. 333-167799

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 3 on
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Full Throttle Indoor Kart Racing Inc.
(Exact name of registrant as specified in its charter)

Colorado	7996	27-1494794
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Full Throttle Indoor Kart Racing Inc.	Richard Herrera
4950 S. Yosemite Street, F2 #339	90 Sylvestor Place
Greenwood Village, Colorado 80111	Highlands Ranch, Colorado 80129
(303) 221-7223	(303) 221-7223
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	including area code, of agent for service)

Copies of communications to:

 Dennis Brovarone
Dennis Brovarone, Attorney at Law
18 Mountain Laurel Drive
Littleton, Colorado   80127
Telephone: (303) 466-4092

As soon as possible after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	350,000	$10.00	$3,500,000	$249.55*

*Previously paid

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment (this “Post-Effective Amendment”) to the Registration Statement No. 333-167799 on Form S-1 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on June 25, 2010, by Full Throttle Indoor Kart Racing, Inc., a Colorado corporation (“Full Throttle”), and declared effective on November 29, 2011, is being filed to terminate the Registration Statement and deregister all unsold securities of Full Throttle that were registered under the Registration Statement. Pursuant to the Registration Statement, 5,000,000 shares of Common Stock were registered for issuance. Service Team  hereby removes from registration by means of this Post-Effective Amendment all of the 350,000 shares registered that remain unsold under the Registration Statement as of the date hereof.

Full Throttle is terminating the Registration Statement and deregistering any remaining securities registered but unsold under the Registration Statement in accordance with an undertaking made by Full Throttle in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, Colorado, on March 26, 2013.
Full Throttle Indoor Kart Racing Inc.

By:	/s/ Richard Herrera
Richard Herrera, President/CEO/Principal Executive Officer March 26, 2013

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Herrera and, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and reconstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ RICHARD HERRERA	Principal Executive Officer, President / CEO and Director	March 26, 2013
Richard Herrera

/s/ MARK RYAN	Director / Chair	March 26, 2013
Mark Ryan
Pursuant to Power of Attorney

/s/ LANCE SEDLAK	Director	March 26, 2013
Lance Sedlak
Pursuant to Power of Attorney

/s/ TIM COUSINEAU	Director / Secretary	March 26, 2013
Tim Cousineau
Pursuant to Power of Attorney

/s/ WILL SUMNERS	Director / Treasurer	March 26, 2013
Will Sumners
Pursuant to Power of Attorney